EXHIBIT 99.1

Arcturus Therapeutics Acquires Exclusive License
to mRNA Manufacturing Technology from Alexion Pharmaceuticals

SAN DIEGO--(BUSINESS WIRE)--Feb. 22, 2021-- Arcturus Therapeutics Holdings Inc. (the “Company”, “Arcturus”, Nasdaq: ARCT), a leading clinical-stage messenger RNA medicines company focused on the development of infectious disease vaccines and significant opportunities within liver and respiratory rare diseases, today announced that the Company has acquired an exclusive license from Alexion Pharmaceuticals to certain patent-pending inventions relating to nucleic acid purification technologies.

Since the Company’s inception in 2013, Arcturus has been building proprietary expertise related to the manufacture of RNA through technological innovation. The licensed inventions enable larger scale and faster production of mRNA. The technology supports the Company’s efforts to optimize the highly efficient manufacture of mRNA therapeutic candidates with an increased purity profile. This acquisition extends the substantial intellectual property portfolio already held by Arcturus for the manufacture of high purity pharmaceutical quality mRNA therapeutic candidates for a variety of diseases.

About Arcturus Therapeutics

Founded in 2013 and based in San Diego, California, Arcturus Therapeutics Holdings Inc. (Nasdaq: ARCT) is a clinical-stage mRNA medicines and vaccines company with enabling technologies: (i) LUNAR® lipid-mediated delivery, (ii) STARR™ mRNA Technology and (iii) mRNA drug substance along with drug product manufacturing expertise. Arcturus’ diverse pipeline of RNA therapeutic and vaccine candidates includes mRNA vaccine programs for SARS-CoV-2 (COVID-19) and Influenza, and other programs to potentially treat Ornithine Transcarbamylase (OTC) Deficiency, and Cystic Fibrosis along with partnered programs including Glycogen Storage Disease Type 3, Hepatitis B Virus, and non-alcoholic steatohepatitis (NASH). Arcturus’ versatile RNA therapeutics platforms can be applied toward multiple types of nucleic acid medicines including messenger RNA, small interfering RNA, replicon RNA, antisense RNA, microRNA, DNA, and gene editing therapeutics. Arcturus’ technologies are covered by its extensive patent portfolio (209 patents and patent applications, issued in the U.S., Europe, Japan, China and other countries). Arcturus’ commitment to the development of novel RNA therapeutics has led to collaborations with Janssen Pharmaceuticals, Inc., part of the Janssen Pharmaceutical Companies of Johnson & Johnson, Ultragenyx Pharmaceutical, Inc., Takeda Pharmaceutical Company Limited, CureVac AG, Synthetic Genomics Inc., Duke-NUS Medical School, and the Cystic Fibrosis Foundation. For more information visit www.ArcturusRx.com. In addition, please connect with us on Twitter and LinkedIn.

Forward Looking Statements

This press release contains forward-looking statements that involve substantial risks and uncertainties for purposes of the safe harbor provided by the Private Securities Litigation Reform Act of 1995. Any statements, other than statements of historical fact included in this press release, are forward-looking statements, including those regarding the Company’s development strategy, the Company’s manufacturing plans and ability to improve mRNA manufacturing methods, the likelihood that a patent will issue from any patent application, future operations, the continuation or success of collaborations with the Company’s strategic partners, and the impact of general business and economic conditions. Arcturus may not actually achieve the plans, carry out the intentions or meet the expectations or projections disclosed in any forward-looking statements such as the foregoing and you should not place undue reliance on such forward-looking statements. Such statements are based on management’s current expectations and involve risks and uncertainties, including those discussed under the heading "Risk Factors" in Arcturus’ Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC on March 16, 2020 and in subsequent filings with, or submissions to, the SEC. Except as otherwise required by law, Arcturus disclaims any intention or obligation to update or revise any forward-looking statements, which speak only as of the date they were made, whether as a result of new information, future events or circumstances or otherwise.

View source version on businesswire.com: https://www.businesswire.com/news/home/20210222005324/en/

IR and Media Contacts
Arcturus Therapeutics
Neda Safarzadeh
(858) 900-2682
IR@ArcturusRx.com

Kendall Investor Relations
Carlo Tanzi, Ph.D.
(617) 914-0008
ctanzi@kendallir.com